Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                 ARRAN2005

Arran Funding Limited - Series           05-A

ABS - Credit Card - Bank, Closing Date:  December 15, 2005

As at:                           April 18, 2006

              RATING (S&P/Moodys/Fitch)           POOLFACTOR        PAY                 COUPON
TRANCHE   CURRENCY   ORIGINAL       CURRENT   ORIGINAL  CURRENT  FREQUENCY       BASIS             CURRENT
-------------------------------------------------------------------------------------------------------------
Class A     USD   AAA /Aaa/AAA   AAA /Aaa/AAA   100%      100%   Monthly     1 Mth LIBOR + 0.02%   4.76875%
Class B     USD     A/A1/A          A/A1/A      100%      100%   Monthly     1 Mth LIBOR + 0.18%   4.92875%
Class C     USD   BBB/Baa2/NR    BBB/Baa2/NR    100%      100%   Monthly     1 Mth LIBOR + 0.32%   5.06875%

   Scheduled start of Controlled Accumulation Period:   1 June, 2007
   Expected maturity:                                   15 December, 2008
   Legal final maturity:                                15 December, 2010
   Structure:                                           Sr/sub Seq Pay
   Tax Election:                                        Debt
   Amort. Type:                                         Soft Bullet
   Transferors:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
   Originators:                                         The Royal Bank of Scotland plc / National Westminster Bank plc
   Servicer:                                            RBS Cards, a division of The Royal Bank of Scotland plc
   Trustee:                                             Bank of New York (The)
   Underwriter:                                         The Royal Bank of Scotland plc

Pool Performance
----------------------------------------------------------------------------------------------------------------------

Month end      Gross     Expense     Gross Charge    Net Charge     Excess      Excess           Transferor Interest
             Yield (%)  Rate (%)     Off Rate (%)   Off Rate (%)  Spread (%)   Spread (%)            %         Min %
                                                                              Roll 1/4 Ave
31 Mar 2006    21.86%     6.03%         7.79%            7.68%       8.15%       7.98%             42.14%         6%
28 Feb 2006    18.24%     5.09%         5.88%            5.76%       7.40%        N/A              44.54%         6%
31 Jan 2006    19.99%     5.44%         6.22%            6.17%       8.38%        N/A              45.20%         6%
31 Dec 2005    19.85%      N/A          6.16%            6.12%        N/A         N/A              46.35%         6%

   Notes: The main difference between the performance of the securitised pool and that of the bank portfolio is as a result of the volume of receivables on teaser rates in the bank portfolio which have not been transferred to the securitised pool. These have the impact of inflating both yield and the charge-off rate of the securitised portfolio relative to the bank portfolio.

            The bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.
--------------------------------------------------------------------------------

Delinquencies (loans which are 30 days or more past due)
--------------------------------------------------------------------------------
                                         (% Pool)
            --------------------------------------------------------------------
Month end    30-59 days   60-89 days     90-179 days    180+ days         Total
---------    ----------   ----------     -----------    ---------         -----

31 Mar 2006    1.29%         1.01%           2.40%         3.36%          8.06%
28 Feb 2006    1.32%         0.97%           2.32%         3.24%          7.85%
31 Jan 2006    1.27%         0.93%           2.27%         3.11%          7.58%
31 Dec 2005    1.17%         0.92%           2.18%         2.99%          7.26%

--------------------------------------------------------------------------------

Payment Rate

-------------------------------------------------------------------------------
               Payments                     Pool balance
            ---------------------------     -------------
Month End   Total((pound)000)  Rate (%)      (pound)000

31 Mar 2006      1,302,499      24.69%        4,996,352
28 Feb 2006      1,071,000      20.30%        5,212,805
31 Jan 2006      1,239,175      23.00%        5,275,021
31 Dec 2005      1,200,030      22.33%        5,388,175

-------------------------------------------------------------------------------

-------------------------------------------
Average Actual Balance:       (pound)1,078

Number of Accounts:              4,636,745
-------------------------------------------

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 18th day of April, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business